UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

LADENBURG THALMANN FINANCIAL SERVICES INC.

(Exact name of registrant as specified in its charter)

Florida	65-0701248
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4400 Biscayne Boulevard, 12th Floor Miami, Florida	33137
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.00% Senior Notes due 2028	NYSE American

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [  ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [  ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-216733 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the 7.00% Senior Notes due 2028 (the “Senior Notes”) of Ladenburg Thalmann Financial Services Inc. (the “Company”). For a description of the Senior Notes, reference is made to (i) the information under the heading “Description of Debt Securities” in the Company’s shelf registration statement on Form S-3 (Registration No. 333-216733), initially filed with the Securities and Exchange Commission (the “Commission”) on March 16, 2017 and declared effective by the Commission on April 27, 2017, and (ii) the information with respect to the Senior Notes under the heading “Description of the Notes” included in the Prospectus Supplement, dated May 22, 2018, filed with the Commission pursuant to Rule 424(b) of the general rules and regulations of the Securities Act of 1933, which information is incorporated herein by reference.

Item 2. Exhibits.

4.1	Indenture, dated as of November 21, 2017, between the Company and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on November 21, 2017).

4.2	Second Supplemental Indenture, dated as of May 30, 2018, between the Company and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on May 30, 2018).

4.3	Form of 7.00% Senior Note due 2028 (attached as Exhibit A to Exhibit 4.2 above).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

May 30, 2018	LADENBURG THALMANN FINANCIAL SERVICES INC.

	By:	/s/ Brett Kaufman
	Name:	Brett Kaufman
	Title:	Senior Vice President and Chief Financial Officer

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